Form of Code of Ethics for Certain Executives
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Absolute Waste Services, Inc. (the "Company") is committed to adhering to the highest ethical standards with respect to its management and the disclosure of information in connection with the business and operations of the Company. Accordingly, the Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer (or Controller), and all persons performing similar functions on behalf of the Company are required to certify to the statements below.


In my role as _________________________________________ of the Company, I
certify to you that I adhere to and advocate the following principles and responsibilities governing my professional and ethical conduct.

To the best of my knowledge and ability:

1. I act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

2. I provide full, fair, accurate, timely and understandable disclosure in reports filed with the Securities and Exchange Commission and in other public communications.

3. I provide constituents with information that is accurate, complete, objective, relevant, timely and understandable.

4. I comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies.

5. I report to the appropriate persons any violations of the Company's Code of Ethics and Code of Business Conduct.

6. I am accountable for adherence to the Company's Code of Ethics and Code of Business Conduct.

7. I act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing my independent judgment to be subordinated.

8. I respect the confidentiality of information acquired in the course of my work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of my work is not used for personal advantage.

9. I share knowledge and maintain skills important and relevant to my constituents' needs.


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10.  I proactively promote ethical behavior as a responsible partner among peers in my work environment.

11. I achieve responsible use of and control over all assets and resources employed or entrusted to me.



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Name:
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Title:
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Date:
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